EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 of Collexis Holdings, Inc. of our report dated January 15, 2008, relating to the financial statements of Lawriter LLC, which appears in an Amendment No. 1 to Current Report on Form 8-K of Collexis Holdings, Inc. dated February 1, 2008 and filed with the Securities and Exchange Commission on February 14, 2008.

/s/ Derrick, Stubbs & Stith, LLP
Columbia, South Carolina

February 14, 2008